EXHIBIT 10.2

ADDENDUM TO THE

CENTRUE FINANCIAL CORPORATION
2003 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT
DATED OCTOBER 9, 2003

     THIS ADDENDUM shall be attached to and made a part of the Incentive Stock Option Agreement (the “Agreement”) between Centrue Financial Corporation and Keith M. Roseland dated October 9, 2003 under the terms of the Centrue Financial Corporation 2003 Stock Incentive Plan (the “Plan”). Effective as of April 21, 2005, the Agreement is revised as follows:

1.	Section 4 of the Agreement is revised in its entirety to provide the following:

“4. This Option shall vest in equal parts on each anniversary of the date of this Agreement such that on the first anniversary of this Agreement, the Optionee shall be vested in one fifth (1/5) of the Shares represented by the Option granted hereby as reflected below:

Date	Number of Shares Vested
October 9, 2004	500
October 9, 2005	500
October 9, 2006	500
October 9, 2007	500
October 9, 2008	500

Continuation of Vesting upon Retirement. In the event of Optionee’s retirement from the Company, this Option shall continue to vest pursuant to the above-listed vesting schedule.”

2.	Section 5 of the Agreement is revised in its entirety to provide the following:

“(a) Term of Option. This Option may not be exercised more than the (10) years after the date of grant.

(b) Death of Optionee. In the event of Optionee’s death prior to the exercise in full of this Option, the Optionee’s beneficiary, executor, administrator or personal representative, shall have the right to exercise the Option within a period of twelve (12) months after the date of such death to the extent that the right was exercisable at the date of death, and the unvested portion of the Option shall expire as of the date of death.”

     The parties hereby acknowledge that as a consequence of the foregoing changes to the Agreement, that the Option shall no longer be treated as an incentive stock option for tax purposes and that the Option shall be treated as a non-qualified stock option, for all purposes, for the remainder of its term.

     IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth above.

CENTRUE FINANCIAL CORPORATION	KEITH M. ROSELAND

By:

Its: